Exhibit 5

[ Letterhead of Jones, Walker, Waechter, Poitevent, Carrére & Denégre, L.L.P.]

August 16, 2002

Horizon Offshore, Inc.
2500 CityWest Boulevard
Suite 2200
Houston, TX 77042

Ladies and Gentlemen:

We have acted as counsel for Horizon Offshore, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") with respect to the issuance by the Company of 2,300,000 shares of the common stock of the Company, $1.00 par value per share (the "Common Stock"), pursuant to the terms of the Company's 2002 Stock Incentive Plan (the "Plan").

Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the shares of Common Stock referred to herein, when issued on the terms described in the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                                        Very truly yours,

                                                                            /s/ Jones, Walker,  Waechter, Poitevent,
                                                                                Carrére & Denégre, L.L.P.                                                                                                       JONES, WALKER, WAECHTER,
                                                                         POITEVENT, CARRÈRE & DENÈGRE, L.L.P.